SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2013

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.07 below, the shareholders of Universal Display Corporation (the “Company”) approved the Universal Display Corporation Annual Incentive Plan (the “AIP”) at the Company's 2013 Annual Meeting of Shareholders held on June 20, 2013.

The AIP is a bonus plan pursuant to which eligible senior executive employees of the Company may earn a bonus based on the achievement of performance objectives.

The Compensation Committee (the “Committee”) of the Company's Board of Directors (the “Board”) will administer and interpret the AIP.

All senior executives of the Company and its subsidiaries are eligible to participate in the AIP. Annual bonus awards are awarded to eligible participants on an annual basis, if the performance goals established by the Committee are met. At the beginning of each fiscal year, the Committee will establish each participant's target and maximum bonus award, the performance goals applicable to the bonus award, and such other conditions as the Committee deems appropriate. The performance goals may provide for differing amounts to be paid (e.g., threshold, target, and maximum amounts) based on differing levels of performance. The performance goals may relate to the financial performance of the Company and its subsidiaries or one or more business units, and, where appropriate, they may relate to a participant's personal performance.

The Committee has established performance goals for 2013, and target awards for the Named Executive Officers, as set forth in the Company's Proxy Statement for its 2013 Annual Meeting of Shareholders.

The foregoing description of the AIP is a summary and is qualified in its entirety by reference to the full text of the AIP, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Company held its 2013 Annual Meeting of Shareholders on June 20, 2013.

(b)    The number of votes represented at the annual meeting, in person or by proxy, was 38,199,216. In determining this number, abstentions and shares held by brokers who have notified us that they lack voting authority with respect to any matter (referred to herein as “broker non-votes”) were deemed present for quorum purposes. The matters voted upon at the annual meeting and the results of the vote on each such matter are set forth below:

1. Election of directors.

Name	Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes	Percentage FOR of Total Votes Cast*
Steven V. Abramson	21,205,691	509,430	3,441,845	13,042,249	97.7%
Leonard Becker	15,867,919	559,499	8,729,548	13,042,249	96.6%
Elizabeth H. Gemmill	13,962,779	2,395,049	8,799,138	13,042,249	85.4%
C. Keith Hartley	15,886,908	532,832	8,737,226	13,042,249	96.8%
Lawrence Lacerte	15,925,171	499,052	8,732,743	13,042,249	97.0%
Sidney D. Rosenblatt	18,756,401	2,430,213	3,970,352	13,042,249	88.5%
Sherwin I. Seligsohn	19,561,176	519,895	5,075,895	13,042,249	97.4%
* Abstentions and broker non-votes were not considered votes “cast” with respect to the election of directors.

2. Proposal to approve the Universal Display Corporation Annual Incentive Plan.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes	Percentage FOR of Total Votes Cast*
23,549,910	1,538,929	68,126	13,042,249	93.9%
* Abstentions and broker non-votes were not considered votes “cast” on this proposal.

3. Advisory approval of the Company's executive officer compensation.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes	Percentage FOR of Total Votes Cast*
16,256,606	7,897,761	1,002,598	13,042,249	67.3%
* Abstentions and broker non-votes were not considered votes “cast” on this proposal.

4. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2013.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes	Percentage FOR of Total Votes Cast*
26,381,492	11,719,369	98,355	--0--	69.2%
* Abstentions and broker non-votes were not considered votes “cast” on this proposal.

(c)    Not applicable.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit
99.1	Universal Display Corporation Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:    /s/ Sidney D. Rosenblatt
Name: Sidney D. Rosenblatt
Title: Executive Vice President & CFO

Dated: June 24, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Universal Display Corporation Annual Incentive Plan

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